UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9712 Medical Center Drive, Suite 100 Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2016 annual meeting of stockholders of REGENXBIO Inc. (the “Company”) held on June 1, 2016 (the “Annual Meeting”), the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of two directors to serve as Class I directors for a term of three years until the 2019 annual meeting of stockholders.

Proposal 2:	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2016 (the “Proxy Statement”). Of the 26,338,329 shares of the Company’s common stock entitled to vote at the Annual Meeting, 17,437,412 shares, or approximately 66.20%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Election of Directors.

The Company’s stockholders elected the following two directors to serve as Class I directors until the 2019 annual meeting of stockholders. The votes regarding the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Allan M. Fox	13,438,632	3,378,643	620,137
Camille Samuels	13,521,616	3,295,659	620,137

Proposal 2: Ratification of PricewaterhouseCoopers LLP

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
17,435,282	2,130	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: June 1, 2016	By:	/s/ Kenneth T. Mills
Kenneth T. Mills
President and Chief Executive Officer